DSI REALTY INCOME FUND XI
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

                                        September 30,     December 31,
                                            1997             1996
ASSETS

CASH AND CASH EQUIVALENTS                $  569,158       $  384,938
PROPERTY                                  6,066,002        6,305,096
OTHER ASSETS                                 59,104           19,566

TOTAL                                    $6,694,264       $6,709,600

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  280,933       $  257,276

PARTNERS' EQUITY:
     General Partners                       (25,536)         (25,145)
     Limited Partners                     6,438,867        6,477,469

  Total partners' equity                  6,413,331        6,452,324

TOTAL                                    $6,694,264       $6,709,600

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996


                                       September 30,     September 30,
                                           1997              1996


REVENUES:

Rental Income                            $  482,853        $  477,218
Interest                                      4,766             3,436
     Total revenues                         487,619           480,654

EXPENSES:

Operating Expenses                          244,065           229,340
General and administrative                   24,468            24,729
     Total expenses                         268,533           254,069

INCOME BEFORE MINORITY INTEREST IN
INCOME OR REAL ESTATE JOINT VENTURES        219,086           226,585

MINORITY INTEREST IN INCOME OF
REAL ESTATE JOINT VENTURES                  109,000           103,000

NET INCOME                               $  110,086        $  123,585


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  108,985        $  122,349
    General partners                          1,101             1,236

TOTAL                                    $  110,086        $  123,585

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     5.45        $     6.12


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements(unaudited).


STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996


                                       September 30,     September 30,
                                           1997              1996


REVENUES:

Rental Income                           $1,407,867         $1,368,607
Interest                                    10,829              7,649
Total revenues                           1,418,696          1,376,256

EXPENSES:

Operating expenses                         719,060            704,929
General and administrative                  99,325            103,150
Total expenses                             818,385            808,079

INCOME BEFORE MINORITY INTEREST IN
INCOME OF REAL ESTATE JOINT VENTURES       600,311            568,177

MINORITY INTEREST IN INCOME
OF REAL ESTATE JOINT VENTURES              109,000            103,000

NET INCOME                                 491,311            469,177

AGGREGATE NET INCOME ALLOCATED TO:

Limited partners                           486,398            460,525
General partners                             4,913              4,652
TOTAL                                      491,311            465,177

NET INCOME PER LIMITED
PARTNERSHIP UNIT                            $24.32             $23.03

LIMITED PARTNERSHIP UNITS
USED IN PER UNIT CALCULATION                20,000             20,000

See accompanying notes to financial statements(unaudited).



STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL

EQUITY AT DECEMBER 31, 1995           ($22,992)     $6,690,624   $6,667,632

NET INCOME                               4,652         460,525      465,177
DISTRIBUTIONS                           (5,304)       (525,000)    (530,304)

EQUITY AT SEPTEMBER 30, 1996          ($23,644)     $6,626,149   $6,602,505

EQUITY AT DECEMBER 31, 1996           ($25,145)     $6,477,469   $6,452,324

NET INCOME                               4,913         486,398      491,311
DISTRIBUTIONS                           (5,304)       (525,000)    (530,304)

EQUITY AT SEPTEMBER 30, 1997          ($25,536)     $6,438,867   $6,413,331


See accompanying notes to financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                    September 30,      September 30,
                                        1997               1996
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 491,311          $ 465,177

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation and amortization       239,094            239,094

     Changes in assets and
      	liabilities:

     Increase in other assets            (39,538)           (23,357)
     Increase in liabilities              23,657             23,885

Net cash provided by
  operating activities                   714,524            704,799

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchase of property and equipment                          (13,634)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (530,304)          (530,304)

NET INCREASE CASH AND
   CASH EQUIVALENTS                      184,220            160,861

CASH AND CASH EQUIVALENTS:

     At beginning of period              384,938            277,455
     At end of period                  $ 569,158          $ 438,316


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND XI
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund XI (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and
Joseph W. Conway) and limited partners owning 20,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of September 30, 1997, and for the periods ended September 30, 1997, and 1996 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

As of September 30, 1997, the Partnership has purchased a 90% interest in a mini-storage facility in Whittier, California; an 85% interest in an existing mini-storage in Edgewater Park, New Jersey; a 90% interest in an existing mini-storage facility in Bloomingdale, Illinois; and a 75% interest in an existing mini-storage in Sterling Heights, Michigan from Dahn Corporation. The remaining percentages are owned by four California Limited Partnerships, of which Dahn Corporation is the General Partner.

As of September 30, 1997, the total property cost and accumulated depreciation are as follows:

        Land                                 $  1,894,250
        Buildings                               6,420,554
        Furniture and equipment                     7,594
        Total                                   8,322,398
        Less: Accumulated Depreciation        ( 2,256,396)
        Property - Net                       $  6,066,002


3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.